Filed pursuant to Rule 433
Registration Statement No. 333-151820
August 26, 2008

[Text of mailing materials]

You Are Invited To Our
Informational Receptions
For WGNB Corp.’s
9% Series A Convertible,
Preferred Stock Offering

Main Office	Bremen Financial Center	Chapel Hill Office
September 3, 2008	September 4, 2008	September 4, 2008
5 pm - 7 pm	5 pm - 7 pm	5 pm - 7 pm
201 Maple Street	900 Atlantic Avenue	9360 The Landing Drive
Carrollton, GA 30117	Bremen, GA 30110	Douglasville, GA 30135
770-832-3557	770-537-7000	770-544-0263

Please join us if you are interested in learning more about the offering.

WGNB Corp. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents WGNB Corp. has filed with the SEC for more complete information about WGNB Corp. and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. In addition, the prospectus relating to this offering is available by visiting our website at www.wgnb.com and clicking on the Investor Relations tab.